Exhibit 10.5
FOURTH SUPPLEMENTAL INDENTURE, dated June 27, 2019 (this “Fourth Supplemental Indenture”), between Aspen Insurance Holdings Limited, an exempted company formed under the laws of Bermuda, having its principal executive office located at 141 Front Street, Hamilton HM 19, Bermuda (the “Company”), and Deutsche Bank Trust Company Americas, a New York banking corporation duly organized and existing under the laws of the State of New York, having its corporate trust office located at 60 Wall Street, New York, NY 10005 (the “Trustee”).
RECITALS
WHEREAS, the Company and the Trustee entered into an Indenture, dated as of August 16, 2004 (the “Original Indenture”), pursuant to which senior debt securities of the Company (the “Securities”) may be issued in one or more series from time to time;
WHEREAS, the Company and the Trustee entered into a Third Supplemental Indenture, dated as of November 13, 2013 (the “Third Supplemental Indenture”), pursuant to which the Company issued its 4.650% Senior Notes due 2023 (the “Senior Notes”);
WHEREAS, Section 10.1 of the Original Indenture provides that the Company, when authorized by a resolution of its Board of Directors, and the Trustee, at any time and from time to time, may enter into an indenture or indentures supplemental to the Original Indenture without the consent of the Holders to, among other things, amend or supplement the provisions of the Indenture or in any supplemental indenture; provided, that no such amendment or supplement shall materially adversely affect the interests of the Holders of any Securities then Outstanding;
WHEREAS, the Company has determined that the changes to the Third Supplemental Indenture proposed to be made pursuant to this Fourth Supplemental Indenture do not materially adversely affect the interests of the Holders of the Senior Notes;
WHEREAS, the Board of Directors of the Company, pursuant to the resolutions duly adopted on June 20, 2019, has duly authorized the Company to enter into this Fourth Supplemental Indenture;
WHEREAS, the Company has requested that the Trustee execute and deliver this Fourth Supplemental Indenture; and
WHEREAS, all acts and things necessary to make this Fourth Supplemental Indenture a valid agreement according to its terms have been done and performed, and the execution of this Fourth Supplemental Indenture has been duly authorized in all respects.
NOW, THEREFORE, the Company and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the respective Holders from time to time of the Senior Notes, as follows:

Article 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
SECTION 1.1    Definitions.
The Original Indenture together with the Third Supplemental Indenture and this Fourth Supplemental Indenture are hereinafter sometimes collectively referred to as the “Indenture.” For the avoidance of doubt, references to any “Section” of the “Indenture” refer to such Section of the Original Indenture as supplemented and amended by the Third Supplemental Indenture and as further supplemented and amended by this Fourth Supplemental Indenture. All capitalized terms which are used herein and not otherwise defined herein are defined in the Original Indenture and are used herein with the same meanings as in the Original Indenture. If a capitalized term is defined in the Original Indenture or in the Third Supplemental Indenture and in this Fourth Supplemental Indenture, the definition in this Fourth Supplemental Indenture shall apply to the Senior Notes.
For all purposes of this Fourth Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:
(a)    words in the singular include the plural, and in the plural include the singular; and
(b)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular article, section or other subdivision.
ARTICLE 2
AMENDMENTS
SECTION 2.1    Optional Redemption. Section 2.4 of the Third Supplemental Indenture is hereby amended by adding Sections 2.4(c), 2.4(d) and 2.4(e) as follows:
(a)    Notwithstanding anything to the contrary in Section 2.4(a) or Section 2.4(b) hereof or Section 4.5 of the Original Indenture, the Company may only redeem the Senior Notes pursuant to this Section 2.4 or Section 4.5 of the Original Indenture if the Conditions to Redemption have been satisfied at the time of such redemption.
(b)    For purposes of this Section 2.4, the following terms shall have the following meanings:
“Applicable Supervisory Regulations” means such insurance supervisory laws, rules and regulations relating to group supervision or the supervision of single insurance entities, as applicable, which are applicable to the Insurance Group, and which shall initially mean the Group Rules until such time when the BMA no longer has jurisdiction or responsibility to regulate the Company or the Insurance Group.

“BMA” means the Bermuda Monetary Authority, or, should the Bermuda Monetary Authority no longer have jurisdiction or responsibility to regulate the Insurance Group, as the context requires, a regulator which is otherwise subject to Applicable Supervisory Regulations.
“Conditions to Redemption” are satisfied on any day with respect to a scheduled redemption or a planned purchase by the Company of Senior Notes, if:
(i)    such redemption or purchase of Senior Notes would not result in, or accelerate the occurrence of, an Insolvency Event;
(ii)    either (A) the Solvency Capital Requirement is complied with immediately after such redemption or purchase of Senior Notes or (B) substantially concurrently with such redemption or purchase, the Company replaces the capital represented by the Senior Notes being redeemed with capital having equal or better capital treatment as the Senior Notes under the Group Rules; and
(iii)    the BMA has given, and not withdrawn by such day, its prior consent to such redemption or purchase of Senior Notes; provided, however, that if under the Applicable Supervisory Regulations no such consent is required on such day in order for the Senior Notes to qualify or continue to qualify, as applicable, as Tier 3 Capital of the Company or the Insurance Group, this clause (iii) shall not apply.
“ECR” means the enhanced capital and surplus requirement applicable to the Insurance Group and as defined in the Insurance Act or, should the Insurance Act or the Group Rules no longer apply to the Insurance Group, any and all other solvency capital requirements defined in the Applicable Supervisory Regulations.
“Group Rules” means the Group Solvency Standards, together with the Group Supervision Rules, as those rules and regulations may be amended or replaced from time to time.
“Group Solvency Standards” means the Bermuda Insurance (Prudential Standards) (Insurance Group Solvency Requirement) Rules 2011, as those rules and regulations may be amended or replaced from time to time.
“Group Supervision Rules” means the Bermuda Insurance (Group Supervision) Rules 2011, as those rules and regulations may be amended or replaced from time to time.
“Insolvency Event” means, as of the relevant date, the Company is not, or, after making an applicable payment with respect to Senior Notes, would not be, solvent.
“Insurance Act” means the Bermuda Insurance Act 1978, as amended from time to time.
“Insurance Group” means all subsidiaries of the Company that are regulated insurance or reinsurance companies (or part of such regulatory group) pursuant to the Applicable Supervisory Regulations.

“Solvency Capital Requirement” means the ECR or any other requirement to maintain assets applicable to the Company or in respect of the Insurance Group, as applicable, pursuant to the Applicable Supervisory Regulations.
“Tier 3 Capital” means “Tier 3 Ancillary Capital” as set out in the Group Supervision Rules (or, if the Group Supervision Rules are amended so as to no longer refer to Tier 3 Ancillary Capital in this respect, the nearest corresponding concept (if any) under the Group Supervision Rules, as amended).
(c)    An Officers’ Certificate in connection with any redemption of Senior Notes contemplated by this Section 2.4 certifying that, as of the date notice of such redemption is given and assuming payment of the redemption price had been made on such date, the applicable Conditions to Redemption are satisfied shall, in the absence of manifest error, be treated and accepted by the Trustee, the Holders of Senior Notes and all other interested parties as correct and sufficient evidence thereof, shall be final and binding on such parties, and the Trustee shall be entitled to rely conclusively on such Officers’ Certificate with respect to the satisfaction of the applicable Conditions to Redemption without liability to any Person.
SECTION 2.2    No Security. The terms of the Senior Notes are hereby amended by adding new Section 2.11 to the Third Supplemental Indenture as follows:
Section 2.11. No Security. Notwithstanding anything to the contrary in the Senior Notes or the Indenture (as defined in Section 1.1. of the Fourth Supplemental Indenture) (in particular Section 4.6 (Limitations on Liens on Stock of Designated Subsidiaries) and Section 10.1 (Supplemental Indentures Without Consent of Securityholders) of the Indenture), for the avoidance of doubt, no security or encumbrance of any kind is provided by the Company or any of its affiliates to secure the rights of Holders of the Senior Notes.
ARTICLE 3
MISCELLANEOUS
SECTION 3.1    Effect of this Fourth Supplemental Indenture.
(a)    This Fourth Supplemental Indenture is a supplemental indenture within the meaning of Article 10 of the Original Indenture, and the Original Indenture shall be read together with the Third Supplemental Indenture and this Fourth Supplemental Indenture and shall have the same effect over Senior Notes, in the same manner as if the provisions of the Original Indenture, the Third Supplemental Indenture and this Fourth Supplemental Indenture were contained in the same instrument.
(b)    In all other respects, the Original Indenture and the Third Supplemental Indenture are confirmed by the parties hereto.

SECTION 3.2    Effect of Headings.
The Article and Section headings herein are for convenience only and shall not affect the construction hereof.
SECTION 3.3    Successors and Assigns.
All covenants and agreements in this Fourth Supplemental Indenture by the Company, the Trustee and the Holders shall bind their successors and assigns, whether so expressed or not.
SECTION 3.4    Separability Clause.
If any provision of this Fourth Supplemental Indenture or of Senior Notes, or the application of any such provision to any Person or circumstance, shall be held to be invalid, illegal or unenforceable, the remainder of this Fourth Supplemental Indenture or of Senior Notes, or the application of such provision to Persons or circumstances other than those as to whom or which it is invalid, illegal or unenforceable, shall not in any way be affected or impaired thereby.
SECTION 3.5    Conflict.
In the event that there is a conflict or inconsistency between the Original Indenture, the Third Supplemental Indenture and this Fourth Supplemental Indenture, the provisions of this Fourth Supplemental Indenture shall control; provided, however, if any provision hereof limits, qualifies or conflicts with another provision herein or in the Original Indenture, in either case, which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required or deemed provision shall control.
SECTION 3.6    Governing Law; Waiver of Jury Trial.
(a)    This Fourth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and performed in said state..
(b)    EACH OF THE COMPANY, THE TRUSTEE AND THE HOLDERS BY THEIR ACCEPTANCE OF ANY NOTE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FOURTH SUPPLEMENTAL INDENTURE OR THE SENIOR NOTES.
SECTION 3.7    Counterparts.
This Fourth Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

SECTION 3.8    Trustee’s Disclaimer.
The Trustee accepts the amendments of the Indenture effected by this Fourth Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (i) the validity or sufficiency of this Fourth Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company by action or otherwise, (iii) the due execution hereof by the Company or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters. The Trustee represents that it is duly authorized to execute and deliver this Fourth Supplemental Indenture and perform its obligations hereunder and that it has duly executed this Fourth Supplemental Indenture. Nothing contained in this Section 3.8 shall be deemed to limit such authorization and execution, nor shall this Section 3.8 be interpreted to in any way limit the Trustee’s authentication of the Senior Notes.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed on the date and year first written above.

ASPEN INSURANCE HOLDINGS LIMITED, as the company

By:	/s/ Scott Kirk
Name:	Scott Kirk
Title:	Group Chief Financial Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as the Trustee

By:	/s/ Irina Golovashchuk
Name:	Irina Golovashchuk
Title:	Vice President

By:	/s/ Chris Niesz
Name:	Chris Niesz
Title:	Vice President
Signature Page to Aspen Insurance Holdings Limited Fourth Supplemental Indenture